Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant To 18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Xenia Hotels & Resorts, Inc. (“XHR”) on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of XHR certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officers' knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of XHR.
Date: November 5, 2018

/s/ MARCEL VERBAAS
Marcel Verbaas
Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ ATISH SHAH
Atish Shah
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to XHR and will be retained by XHR and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of the Report or on a separate disclosure document.